UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Huron Consulting Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

550 West Van Buren Street Chicago, Illinois 60607 P 312-583-8700 F 312-583-8701 MEMO

To	All Huron Consulting Group Employees

From	Natalia Delgado

Re:	Upcoming Annual Meeting of Shareholders

Date	April 24, 2006

We have heard that some of our employees have not received their Huron proxy materials. If you have not received your proxy materials or if you disposed of your proxy materials without voting your Huron shares, you may still vote your shares by phone by calling 1-800-474-7485 or on the internet at www.proxyvote.com. You will need the control number indicated on your proxy materials to place your vote by phone or via the internet. The control number is a 12-digit number in a box with an arrow pointed to it on the proxy card. If you have discarded your proxy materials or do not receive them by Wednesday, April 26, please send an e-mail to the Stock Plans mailbox. We will contact UBS and ask them to resend the control number to you.

At this point, as the annual meeting is next Tuesday, it is better if you vote by phone or on the internet.

Please vote!

Natalia Delgado

General Counsel and Corporate Secretary

Huron Consulting Group

550 West Van Buren Street

Chicago, Illinois 60607

Phone: (312) 880-3141

Fax: (312) 880-3250

ndelgado@huronconsultinggroup.com

www.huronconsultinggroup.com